UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Valero Energy Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No:
	(3)	Filing party:
	(4)	Date Filed:

Valero Energy Corporation

One Valero Way

San Antonio, TX 78249

SUPPLEMENT TO PROXY STATEMENT FOR

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, APRIL 29, 2021

Explanatory Note

On March 18, 2021, Valero Energy Corporation (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) and furnished to stockholders a definitive proxy statement (the “Proxy Statement”) in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, April 29, 2021 (the “Annual Meeting”). The purpose of this supplement, dated April 16, 2021 (this “Supplement”), is solely to correct a typographical error on page 31 of the Proxy Statement. The correction to the existing disclosure in the Proxy Statement is set forth below under the heading “Change to the Proxy Statement”. Other than this change, the Proxy Statement remains unchanged, and this Supplement does not otherwise modify, amend, supplement or affect the Proxy Statement.

From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as amended and supplemented by this Supplement. This Supplement should be read in conjunction with the Proxy Statement and the other proxy materials previously distributed for the Annual Meeting.

Change to the Proxy Statement

The following additional disclosure (change marked, with new text bold and underlined and deleted text bold and strikethrough) amends and supplements the information provided in the Proxy Statement:

****

Company Performance Highlights—2020

****